Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 25, 2009, relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Varian Medical Systems, Inc.'s Annual Report on Form 10-K for the year ended October 2, 2009.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
July 30, 2010